PennantPark Investment Corporation Announces Financial Results for the Quarter Ended June 30, 2013

NEW YORK, NY -- (Marketwired - August 07, 2013) - PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for the third fiscal quarter ended June 30, 2013.

HIGHLIGHTS
Quarter Ended June 30, 2013
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                           $  1,066.3
  Net assets                                                     $    693.1
  Net asset value per share                                      $    10.43

Credit Facility (cost $114.5)                                    $    114.5
2025 Notes (cost $71.3)                                          $     71.3
SBA debentures                                                   $    150.0

Yield on debt investments at quarter-end                               13.1%

Operating Results:
  Net investment income                                          $     17.7
  Net investment income per share                                $     0.27
  Distributions declared per share                               $     0.28

Portfolio Activity:
  Purchases of investments                                       $     73.3
  Sales and repayments of investments                            $    117.8

  Number of new portfolio companies invested                              2
  Number of existing portfolio companies invested                         5
  Number of portfolio companies at quarter-end                           57

CONFERENCE CALL AT 10:00 A.M. ET ON AUGUST 8, 2013

PennantPark Investment Corporation ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, August 8, 2013 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 337-8259 approximately 5-10 minutes prior to the call. International callers should dial (719) 457-2604. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through August 22, 2013 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #9272921.

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2013, our portfolio totaled $1,066.3 million and consisted of $315.5 million of senior secured loans, $239.3 million of second lien secured debt, $387.4 million of subordinated debt and $124.1 million of preferred and common equity investments. Our debt portfolio consisted of 60% fixed-rate and 40% variable-rate investments (including 36% with a London Interbank Offered Rate, or LIBOR, or prime floor). Our overall portfolio consisted of 57 companies with an average investment size of $18.7 million, had a weighted average yield on debt investments of 13.1%, and was invested 30% in senior secured loans, 22% in second lien secured debt, 36% in subordinated debt and 12% in preferred and common equity investments.

As of September 30, 2012, our portfolio totaled $990.5 million and consisted of $291.7 million of senior secured loans, $191.3 million of second lien secured debt, $400.7 million of subordinated debt and $106.8 million of preferred and common equity investments. Our debt portfolio consisted of 69% fixed-rate and 31% variable-rate investments (including 26% with a LIBOR or prime floor). As of September 30, 2012, we had one non-accrual debt investment, representing 3.2% and 1.1% of our overall portfolio on a cost and fair value basis, respectively. Our overall portfolio consisted of 54 companies with an average investment size of $18.3 million, had a weighted average yield on debt investments of 13.2%, and was invested 30% in senior secured loans, 19% in second lien secured debt, 40% in subordinated debt and 11% in preferred and common equity investments.

For the three months ended June 30, 2013, we invested $73.3 million in two new and five existing portfolio companies with a weighted average yield on debt investments of 12.9%. Sales and repayments of long-term investments for the three months ended June 30, 2013 totaled $117.8 million. For the nine months ended June 30, 2013, we invested $317.2 million in eight new and 19 existing portfolio companies with a weighted average yield of 12.9% on debt investments. Sales and repayments of long-term investments for the nine months ended June 30, 2013 totaled $271.2 million.

For the three months ended June 30, 2012, we invested $89.9 million in three new and two existing portfolio companies with a weighted average yield on debt investments of 13.0%. Sales and repayments of long-term investments for the three months ended June 30, 2012 totaled $55.3 million. For the nine months ended June 30, 2012, we invested $243.8 million in nine new and 13 existing portfolio companies with a weighted average yield of 13.7% on debt investments. Sales and repayments of long-term investments for the nine months ended June 30, 2012 totaled $173.8 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and nine months ended June 30, 2013 and 2012.

Investment Income

Investment income for the three and nine months ended June 30, 2013 was $33.7 million and $97.7 million, respectively, and was attributable to $11.6 million and $29.6 million from senior secured loans, $7.9 million and $22.9 million from second lien secured debt investments, $14.2 million and $43.9 million from subordinated debt investments, and zero and $1.3 million from common equity investments, respectively. This compares to investment income for the three and nine months ended June 30, 2012 which was $29.4 million and $82.6 million, respectively, and was attributable to $9.2 million and $30.0 million from senior secured loans, $4.8 million and $13.3 million from second lien secured debt investments, and $15.4 million and $39.3 million from subordinated debt investments, respectively. The increase in investment income compared with the same period in the prior year was due to the growth of our portfolio.

Expenses

Expenses for the three and nine months ended June 30, 2013 totaled $16.1 million and $47.8 million, respectively. Base management fees for the same periods totaled $5.4 million and $15.9 million, incentive fees totaled $4.4 million and $12.5 million, debt related interest and expenses (excluding the $0.3 million and $2.7 million of debt issuance expenses, respectively) totaled $4.2 million and $11.3 million, general and administrative expenses and excise tax totaled $1.8 million and $5.4 million, respectively. This compares to expenses for the three and nine months ended June 30, 2012, which totaled $13.8 million and $42.3 million, respectively. Base management fees for the same respective periods totaled $4.5 million and $12.7 million, incentive fees totaled $3.9 million and $10.0 million, debt-related interest and expenses (excluding $5.4 million upfront fees associated with amending and restating our multi-currency, senior secured revolving credit facility, or Credit Facility) totaled $3.2 million and $8.3 million, general and administrative expenses totaled $1.8 million and $5.3 million and excise taxes totaled $0.4 million and $0.6 million, respectively. The increase in expenses was due to the growth of the portfolio as well as the higher cost of debt capital.

Net Investment Income

Net investment income totaled $17.7 million and $49.9 million, or $0.27 and $0.76 per share, for the three and nine months ended June 30, 2013, respectively. For the same respective periods in the prior year, net investment income totaled $15.6 million and $40.3 million, or $0.28 and $0.78 per share. The increase in net investment income compared to the same period in the prior year was primarily the result of the growth of our portfolio offset by the increased cost of debt capital. The net investment income per share decreased as compared to the same period in the prior year as a result of issuing shares.

Net Realized Gains or Losses

Sales and repayments of long-term investments for the three and nine months ended June 30, 2013 totaled $117.8 million and $271.2 million, respectively, and realized gains totaled $15.7 million and $14.7 million, respectively, due to sales and refinancing of our investments. Sales and repayments of long-term investments for the three and nine months ended June 30, 2012 totaled $55.3 million and $173.8 million, respectively, and realized gains (losses) totaled $1.4 million and $(10.5) million, respectively, due to sales and refinancing of our investments.

Unrealized Appreciation or Depreciation on Investments and Debt

For the three and nine months ended June 30, 2013, we reported unrealized (depreciation) appreciation on investments of $(20.0) million and $5.2 million, respectively. For the three and nine months ended June 30, 2012, we reported unrealized (depreciation) appreciation on investments of $(13.8) million and $17.0 million, respectively. The decrease in unrealized appreciation for current periods compared to the prior periods was the result of the reversal of unrealized gains upon exiting our investments and changes in market values. As of June 30, 2013 and September 30, 2012, our net unrealized depreciation on investments totaled $12.9 million and $18.1 million, respectively.

For the three and nine months ended June 30, 2013, our Credit Facility and 6.25% senior notes due 2025, or 2025 Notes, changed in value due to unrealized depreciation (appreciation) of $0.4 million and $(0.5) million, respectively. For the three and nine months ended June 30, 2012, our Credit Facility increased in value due to unrealized depreciation (appreciation) of $0.2 million and $(1.2) million, respectively. The change in unrealized appreciation for current periods compared to the prior periods is the result of issuing new debt capital and the resetting of our Credit Facility to current market rates. As of June 30, 2013 and September 30, 2012, net unrealized depreciation on our Credit Facility and 2025 Notes totaled zero and $0.5 million, respectively.

Net Increase in Net Assets Resulting from Operations

Net increase in net assets resulting from operations totaled $13.8 million and $69.3 million or $0.21 per share and $1.05 per share, for the three and nine months ended June 30, 2013, respectively. This compares to a net increase in net assets resulting from operations which totaled $3.4 million and $45.7 million, or $0.06 per share and $0.88 per share, for the three and nine months ended June 30, 2012, respectively. The change in net assets from operations is due to both unrealized appreciation on investments and net investment income.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital and proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of June 30, 2013 and September 30, 2012, we had $114.5 million (including a temporary draw of $11.0 million) and $145.0 million (including a temporary draw of $35.5 million), respectively, in outstanding borrowings under the Credit Facility, with a weighted average interest rate of 3.19% and 3.49%, respectively, exclusive of the fee on undrawn commitments of 0.50%.

As of June 30, 2013 we had $71.3 million of 2025 Notes outstanding with a fixed interest rate of 6.25%.

As of June 30, 2013 and September 30, 2012, $150.0 million in Small Business Administration, or SBA, debt commitments were fully drawn with a weighted average interest rate of 3.70%, exclusive of the 3.43% in upfront fees (4.04% after upfront fees). The SBA debentures upfront fees of 3.43% consist of a commitment fee of 1.00% and an issuance discount of 2.43%. Both fees are being amortized over the lives of the loans.

The weighted average interest rate on the total debt outstanding as of June 30, 2013 was 4.07% exclusive of the fee on the undrawn commitment of 0.50% on the Credit Facility and 3.43% of upfront fees on SBIC LP's SBA debentures.

Our operating activities provided cash of $11.1 million for the nine months ended June 30, 2013, primarily from operating income. Our financing activities used cash of $2.4 million for the same period, primarily to repay our Credit Facility.

Our operating activities used cash of $74.3 million for the nine months ended June 30, 2012, primarily for net purchase of investments. Our financing activities provided cash of $12.0 million for the same period and used proceeds from our September 2012 equity offering to pay down the Credit Facility.

DISTRIBUTIONS

During the three and nine months ended June 30, 2013 we declared distributions of $0.28 and $0.84 per share, respectively, for total distributions of $18.6 million and $55.8 million, respectively. We monitor available net investment income to determine if a return of capital for taxation purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a return of capital to our common stockholders. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                             June 30, 2013    September 30,
                                              (unaudited)         2012
                                            --------------   --------------
Assets
Investments at fair value
  Non-controlled, non-affiliated
   investments, at fair value (cost--
   $888,478,404 and $871,867,953,
   respectively)                            $  919,743,390   $  871,892,745
  Non-controlled, affiliated investments,
   at fair value (cost--$127,568,788 and
   $72,576,858, respectively)                  109,229,772       80,955,257
  Controlled, affiliated investments, at
   fair value (cost--$63,124,956 and
   $64,167,051, respectively)                   37,291,710       37,631,708
                                            --------------   --------------
  Total of investments, at fair value
   (cost--$1,079,172,148 and
   $1,008,611,862, respectively)             1,066,264,872      990,479,710
Cash equivalents                                16,322,503        7,559,453
Interest receivable                             13,175,682       14,928,862
Prepaid expenses and other assets                6,231,236        5,999,506
                                            --------------   --------------
    Total assets                             1,101,994,293    1,018,967,531
                                            --------------   --------------
Liabilities
Distributions payable                           18,606,033       15,824,061
Payable for investments purchased               15,932,290               --
Unfunded investments                            22,881,667       26,935,270
Credit Facility payable (cost--
 $114,500,000 and $145,000,000,
 respectively)                                 114,500,000      144,452,500
SBA debentures payable (cost--
 $150,000,000)                                 150,000,000      150,000,000
2025 Notes payable (cost--$71,250,000)          71,250,000               --
Management fee payable                           5,412,460        4,791,913
Performance-based incentive fee payable          4,413,710        4,206,989
Interest payable on debt                         3,194,151          854,725
Accrued other expenses                           2,701,325        2,185,026
                                            --------------   --------------
    Total liabilities                          408,891,636      349,250,484
                                            --------------   --------------
Net assets
Common stock, 66,450,117 and 65,514,503
 shares issued and outstanding,
 respectively. Par value $0.001 per share
 and 100,000,000 shares authorized.                 66,450           65,514
Paid-in capital in excess of par value         754,568,763      744,704,825
(Distributions in excess of) Undistributed
 net investment income                          (3,075,320)       2,804,397
Accumulated net realized loss on
 investments                                   (45,549,961)     (60,273,037)
Net unrealized depreciation on investments     (12,907,275)     (18,132,152)
Net unrealized depreciation on debt                     --          547,500
                                            --------------   --------------
    Total net assets                        $  693,102,657   $  669,717,047
                                            --------------   --------------
    Total liabilities and net assets        $1,101,994,293   $1,018,967,531
                                            ==============   ==============
Net asset value per share                   $        10.43   $        10.22
                                            ==============   ==============

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                        Three months ended June     Nine months ended June
                                  30,                        30,
                      --------------------------  -------------------------
                          2013          2012          2013         2012
                      ------------  ------------  -----------  ------------
Investment income:
From non-controlled,
 non-affiliated
 investments:
  Interest            $ 26,693,069  $ 25,860,359  $80,520,256  $ 74,190,105
  Other income           3,941,167     2,628,858    9,184,121     5,584,060
From non-controlled,
 affiliated
 investments:
  Interest               2,140,854       458,901    4,471,618     1,581,426
  Other income                  --            --      227,800            --
From controlled,
 affiliated
 investments:
  Interest                 949,583       437,500    3,336,040     1,230,444
                      ------------  ------------  -----------  ------------
    Total investment
     income             33,724,673    29,385,618   97,739,835    82,586,035
                      ------------  ------------  -----------  ------------
Expenses:
  Base management fee    5,412,461     4,493,917   15,869,172    12,715,349
  Performance-based
   incentive fee         4,413,711     3,892,819   12,518,209    10,016,789
  Interest and
   expenses on debt      4,212,450     3,206,771   11,292,224     8,318,513
  Administrative
   services expenses     1,157,748     1,046,991    3,485,607     2,652,647
  Other general and
   administrative
   expenses                520,970       820,827    2,000,919     2,561,021
                      ------------  ------------  -----------  ------------
  Expenses before
   taxes and debt
   issuance costs       15,717,340    13,461,325   45,166,131    36,264,319
  Tax expense               32,500       353,697      (82,396)      633,697
  Debt issuance costs      320,000            --    2,757,500     5,361,319
                      ------------  ------------  -----------  ------------
  Total expenses        16,069,840    13,815,022   47,841,235    42,259,335
                      ------------  ------------  -----------  ------------
    Net investment
     income             17,654,833    15,570,596   49,898,600    40,326,700
                      ------------  ------------  -----------  ------------
Realized and
 unrealized (loss)
 gain on investments
 and debt:
Net realized gain
 (loss) on
 investments            15,682,708     1,447,084   14,723,076   (10,504,926)
Net change in
 unrealized
 appreciation
 (depreciation) on:
  Non-controlled,
   non-affiliated
   investments         (23,484,170)  (16,576,404)   8,805,377    13,958,935
  Controlled and non-
   controlled,
   affiliated
   investments           3,504,661     2,799,956   (3,580,500)    3,069,531
  Debt depreciation
   (appreciation)          427,500       178,500     (547,500)   (1,186,875)
                      ------------  ------------  -----------  ------------
  Net change in
   unrealized
   appreciation
   (depreciation)      (19,552,009)  (13,597,948)   4,677,377    15,841,591
                      ------------  ------------  -----------  ------------
Net realized and
 unrealized (loss)
 gain from
 investments and debt   (3,869,301)  (12,150,864)  19,400,453     5,336,665
                      ------------  ------------  -----------  ------------
Net increase in net
 assets resulting
 from operations      $ 13,785,532  $  3,419,732  $69,299,053  $ 45,663,365
                      ============  ============  ===========  ============
Net increase in net
 assets resulting
 from operations per
 common share         $       0.21  $       0.06  $      1.05  $       0.88
                      ------------  ------------  -----------  ------------
Net investment income
 per common share     $       0.27  $       0.28  $      0.76  $       0.78
                      ------------  ------------  -----------  ------------

ABOUT PENNANTPARK INVESTMENT CORPORATION
PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com